UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2018

COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 3.01. Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing or Notice of Delisting

On August 27, 2018, Comstock Mining Inc. (the “Company”) received notification (the “Listing Standard Letter”) from the NYSE American LLC that the Company’s securities have been selling at or below $0.20 per share since July 26, 2018, and, pursuant to Section 1003(f)(v) the Company’s continued listing is predicated on demonstrating sustained price improvement or effecting a reverse stock split within the next six month period, that is, no late than February 27, 2019. The Company is required to stay in contact with the NYSE and discuss any new developments, regarding progress on its strategy, plans for implementing a reverse split or otherwise.

The Company currently meets all other listing requirements and its common stock will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standard noted, subject to the Company’s ongoing compliance with other continued listing requirements. The Company’s common stock will continue to trade under the symbol “LODE,” but will have an added designation of “.BC” to indicate that the Company is below compliance with this NYSE American’s listing standard.

The NYSE American notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material agreements.

Exhibit Number	Exhibit

99.1	Comstock Mining Inc. Press Release 99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: August 27, 2018	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Executive Chairman